UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2014

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Jacksonville 50 Purchase and Sale Agreement

Reference is made to the Form 8-K filed on September 11, 2014 and the Form 8-K filed on November 4, 2014, by Reven Housing REIT, Inc. (the “Company”), which reported the entry by Reven Housing Florida, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the “Buyer”), into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated September 9, 2014, as amended on October 30, 2014 (the “Agreement”), with Heritage II Holdings, LLC, a Florida limited liability company, Heritage III Holdings, LLC, a Florida limited liability company, Heritage IV Holdings, LLC, a Florida limited liability company, Heritage V Holdings, LLC, a Florida limited liability company, Heritage RE Holdings, LLC, a Florida limited liability company, and Lincoln Property Management, LLC, a Florida limited liability company (collectively, the “Sellers”), to purchase a portfolio of up to 50 single-family homes located in the Jacksonville, Florida, metropolitan area from the Sellers, and which provided a description of the materials terms of the Agreement.

On November 12, 2014, the Buyer and the Sellers entered into a Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (the “Amendment”), pursuant to which the parties amended the Agreement to extend the period during which the Company may conduct inspections to determine any necessary repairs or improvements to bring the properties into compliance with the applicable local building code and/or repairs if recommended (the “Due Diligence Period”) such that the Due Diligence Period will expire on November 26, 2014.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 50) dated November 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: November 14, 2014	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer